Exhibit 3.84

STATE OF NEVADA

ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Certified Copy

January 30, 2013

Job Number:	C20130130-0478
Reference Number:	00003797535-69
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
LLC15299-2003-001	Articles of Organization	4 Pages/1 Copies
20110440957-33	Amendment	2 Pages/1 Copies

Respectfully,

/s/ Ross Miller
ROSS MILLER Secretary of State

Certified By: Christine Rakow Certificate Number: C20130130-0478 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

FILED # LLC15299.03

ARTICLES OF ORGANIZATION
OF	OCT 07 2003
SC MICHIGAN, LLC
IN THE OFFICE OF
[ILLEGIBLE]
DEAN [ILLEGIBLE] SECRETARY OF STATE

The undersigned, for the purpose of forming a limited liability company pursuant to and by virtue of Chapter 86 of Nevada Revised Statutes, hereby signs the following articles of organization.

ARTICLE I

NAME

The name of the company is SC Michigan, LLC (the “Company”).

ARTICLE II

REGISTERED OFFICE AND RESIDENT AGENT

The Company’s resident agent and the address of the registered office where process may be served in the State of Nevada shall be Schreck Brignone, 300 South Fourth Street, Suite 1200, Las Vegas, Nevada 89101, or such other resident agent and registered office as the managers shall, from time to time, determine.

ARTICLE III

INDEMNIFICATION AND PAYMENT OF EXPENSES

In addition to any other rights of indemnification permitted by the laws of the State of Nevada as may be provided for by the Company in these articles of organization, the Company’s operating agreement or any other agreement, the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such members or managers in their capacities as members or managers of the Company, must be paid by the Company, or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company as permitted by the laws of the State of Nevada, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking by or on behalf of the members or managers to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the Company.

Any repeal or modification of this Article III approved by the members of the Company shall be prospective only. In the event of any conflict between this Article III and any other article of the Company’s articles of organization, the terms and provisions of Article III shall control.

1

ARTICLE IV

MANAGEMENT

The management of the Company shall be vested in its managers in the manner prescribed by the Company’s operating agreement The names and addresses of the persons who are to serve as the initial managers of the Company are:

Glenn C. Christenson

2411 West Sahara Avenue

Las Vegas, Nevada 89102

Scott M Nielson

2411 West Sahara Avenue

Las Vegas, Nevada 89102

The managers may designate or authorize, by provision either in the Company’s operating agreement or in another writing, one or more persons, officers or employees of the Company who may, in the name of the Company, and in lieu of or in addition to the managers, contract debts and incur liabilities, and sign contracts or agreements (including, without limitation, instruments and documents providing for the acquisition, mortgage or disposition of property of the Company), and may authorize the use of facsimile signatures of any such persons.

ARTICLE V

ORGANIZER

The name and post office box or street address of the organizer signing these articles of organization is:

Ellen Schulhofer, Esq.

300 S. Fourth Street Suite 1200

Las Vegas, Nevada 89101

IN WITNESS WHEREOF, pursuant to Nevada Revised Statutes 86.151, I have signed these articles of organization as of the 7th day of October, 2003.

/s/ Ellen Schulhofer
Ellen Schulhofer, Esq., Organizer

2

WAIVER OF ORGANIZER

The undersigned, being the sole organizer named in the Articles of Organization of SC Michigan, LLC (the “Company”), a Nevada limited liability company, which Articles of Organization have been filed in the office of the Secretary of State of the State of Nevada, hereby waives all right, title and interest in and to any interest in or assets or property of the Company and any right in and to the management thereof as of the date of said filing.

Dated as of said day and year of filing.

/s/ Ellen Schulhofer
Ellen Schulhofer, Esq.

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz Filed in the office of Document Number [ILLEGIBLE] 20110440957-33 Filing Date and Time Ross Miller 06/14/2011 12:19 PM Secretary of State Entity Number State of Nevada LLC15299-2003 Amendment to Articles of Organization (PURSUANT TO NRS 86.221) USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Organization For a Nevada Limited-Liability Company (Pursuant to NRS 86.221) 1. Name of limited-liability company: SC Michigan, LLC 2. The company is managed by: Managers OR Members (check only one box) 3. The articles have been amended as follows (provide articles numbers, if available)*: Articles 4 and 5 of the Articles of Organization are hereby amended as set forth below: Article 4. Management: “The Company shall be managed by Member(s).” Article 5. Name(s) and address(es) of each Member: Name: NP Opco LLC Address: 1505 South Pavilion Center Drive, Las Vegas. NV 89135 *** See attachment for provision re effective date of this Certificate of Amendment.*** 4. Signature (must be signed by at least one manager or by a managing member): [ILLEGIBLE] Manager Signature * 1) If amending company name, it must contain the words “Limited-Liability Company,” “Limited Company,” or “Limited,” or the abbreviations “Ltd.,” “L.L.C.,” or “L.C.,” “LLC” or “LC,” The word “Company” may be abbreviated as “Co.” 2) If adding managers, provide names and addresses. FILING FEE: $175.00 IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees Novada Secretary of State AM 86.221 Amend 2007 Revised on: 01/01/07 SEE ATTACHMENT

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
BY RESIDENT AGENT	FILED # LLC15299.03
IN THE MATTER OF
OCT 07 2003
SC MICHIGAN, LLC
IN THE OFFICE OF
[ILLEGIBLE]
DEAN [ILLEGIBLE] SECRETARY OF STATE

1. The undersigned, Schreck Brignone, hereby certifies that on the 7th day of October, 2003, it accepted its appointment as resident agent of the above-referenced limited liability company.

2. The registered office in this State is located at 300 South Fourth Street, Suite 1200, County of Clark, City of Las Vegas, State of Nevada.

IN WITNESS WHEREOF, the undersigned has hereunto set its hand this 7th day of October, 2003.

RESIDENT AGENT,

SCHRECK BRIGNONE

By:	/s/ Ellen Schulhofer
Ellen Schulhofer, Esq.
Authorized Signatory

1

ATTACHMENT TO

CERTIFICATE OF AMENDMENT

TO ARTICLES OF ORGANIZATION OF

SC MICHIGAN, LLC

The Certificate of Amendment to Articles of Organization of SC Michigan, LLC consists of the preceding page and the following additional provision:

EFFECTIVE DATE OF CERTIFICATE OF AMENDMENT

Pursuant to NRS 86.226(2), the effective date of this Certificate of Amendment to Articles of Organization is: June 15, 2011.

A-1